040104

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of Ross Miller, Secretary of State, State of Nevada
Document Number: 00004488014-29
Filing Date and Time: 12/22/2014 8:40 AM
Entity Number: E0644932014-9

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	WEED, Inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: Capitol Corporate Services (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 220,000,000 — Par value per share: $ 0.001 — Number of shares without par value: 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Glenn E. Martin (Name) 11924 N. Centaurus Pl. (Street Address), Oro Valley (City), AZ (State), 85737 (Zip Code) 2) Nicole M. Breen (Name) 11924 N. Centaurus Pl. (Street Address), Oro Valley (City), AZ (State), 85737 (Zip Code)
5. Purpose: (optional; required only if Benefit Corporation status selected)	*The purpose of the corporation shall be:* The transaction of any or all lawful business for which corporations may be incorporated under the laws of Nevada **6. Benefit Corporation:** (see instructions) [ ] Yes
7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Glenn E. Martin (Name) — X *Glenn E. Martin* (Incorporator Signature) 11924 N. Centaurus Pl. (Address), Oro Valley (City), AZ (State), 85737 (Zip Code)
8. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X *Michelle Ellis* — Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — 12/22/14 (Date)

This form must be accompanied by appropriate fees.

ATTACHMENT TO
ARTICLES OF INCORPORATION
OF
WEED, INC.

9. These Articles of Incorporation are effective as of January 16, 2015.

10. The known place of business of the Corporation shall be 11924 N. Centaurus Place, Oro Valley, AZ 85737.

11. The capitalization of the Corporation shall consist of (i) two hundred million (200,000,000) shares of common stock with par value $0.001 and (ii) twenty million (20,000,000) shares of "blank check" preferred stock with par value $0.001. The Board of Directors of the Corporation may designate the voting powers, designations, preferences, limitations, restrictions and relative rights of the preferred stock by resolution of the Board of Directors of the Corporation filed with the Nevada Secretary of State in accordance with Section 78.1955 General Corporation Law of the State of Nevada.

12. Shares of the Corporation's common stock and preferred stock may be issued upon such terms and conditions as shall be prescribed by the Board of Directors of the Corporation and may be issued in exchange for cash, services or anything of present right or value, including real or personal property, but not for a promissory note. The judgment of the Board of Directors as to the value of property or services taken in exchange for stock, as to the determination of cash reserves and operating capital and as to the value of consideration received from time to time for the sale of stock, shall be conclusive in the absence of fraud. The stock of this Corporation shall be fully paid for when issued and shall be forever non-assessable.

13. Each holder of common stock in this Corporation shall, at all shareholders' meetings, whether general or special, be entitled to one (1) vote for every share of common stock that he shall hold, except as otherwise provided in the Nevada Revised Statutes.

14. The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a "Preferred Stock Designation") and as may be permitted by the Nevada Revised Statutes. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

A. No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for,

purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

B. The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, and Sections 78.411 through 78.444, inclusive, of the General Corporation Law of the State of Nevada, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.

C. In addition, the Corporation elects not to be governed by the terms and provisions of Sections 78.2055 and NRS 78.207 of the General Corporation Law of the State of Nevada requiring shareholder approval of forward and reverse splits in cases where there is no corresponding increase or decrease in and to the number of Authorized shares of the class or series subject to the forward or reverse split and, therefore, shareholder approval will not be required for the Board of Directors of this Corporation to authorize forward and reverse splits of this Corporation's securities without corresponding increases or decreases in and to the number of Authorized shares of the class or series subject to the forward or reverse split.

D. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person, or any transaction with an interested stockholder, or any Board action with respect to Sections 78.2055 and 78.207 NRS, occurring prior to such amendment or repeal.

15. The Corporation shall, to the fullest extent permitted by Section 78.751 of the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section.

16. To the fullest extent permitted by paragraph 1 of the Section 78.307 of the General Corporation Law of the State of Nevada, as the same may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director. No repeal, amendment or modification of this article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director of the Corporation occurring prior to such repeal, amendment or modification.

17. The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.